PRESS RELEASE


                                                                      EXHIBIT 99

                                                                  [SANMINA LOGO]
CONTACTS:
Mark Lustig
Senior Vice President of Finance and
Acting Chief Financial Officer

Paige Bombino
Investor Relations
(408) 964-3610



FOR IMMEDIATE RELEASE

                  SANMINA-SCI ANNOUNCES SECOND QUARTER RESULTS

SAN JOSE, CA (APRIL 20, 2004) -- Sanmina-SCI Corporation (NASDAQ NM: SANM), a leading global electronics manufacturing services (EMS) company, today reported financial results for its second quarter ended March 27, 2004. A reconciliation from pro forma to GAAP results is contained in the attached financials and is available on the Investor Relations section of our website at www.sanmina-sci.com.

SECOND QUARTER FISCAL 2004 HIGHLIGHTS INCLUDE:

-     REVENUES OF $2.86 BILLION IN LINE WITH COMPANY GUIDANCE OF $2.75-$2.9
      BILLION

-     PRO FORMA EPS OF $0.05 AT THE HIGH-END OF COMPANY GUIDANCE

- NEWISYS ODM SERVERS STARTING TO SHIP IN VOLUME, VALIDATING COMPANY'S ODM INITIATIVES

- IMPROVEMENT IN HIGH-END TECHNOLOGY END-MARKETS PROVIDES SANMINA-SCI WITH FAVORABLE MIX


SUMMARY OF PRO FORMA FINANCIAL RESULTS

(Excludes restructuring, integration, impairment, other infrequent or unusual items and non-cash interest and amortization expense. Please note that we have excluded non-cash interest and amortization expense from our pro forma operating results to enhance comparability with other companies in the EMS industry.)

(In thousands, except per share data)           Q2:04            Q2:03            6MOS04           6MOS03
Revenue                                     $2,862,386       $2,443,553       $5,832,667       $4,980,514
Operating Margin                                   2.0%             1.1%             2.0%             1.1%
Operating Income                            $   56,775       $   27,498       $  114,021       $   53,163
Net Income                                  $   26,619       $    1,119       $   52,769       $    7,892
Earnings per share - diluted                $     0.05       $     0.00       $     0.10       $     0.02

                                     -more-

PRESS RELEASE

Sanmina-SCI Corporation
April 20, 2004
Page 2

SUMMARY OF GAAP FINANCIAL RESULTS

(Includes restructuring, integration, impairment, other infrequent or unusual items and non-cash interest and amortization expense)

(In thousands, except per share data)           Q2:04               Q2:03              6MOS04                 6MOS03
Revenue                                   $   2,862,386        $   2,443,553        $   5,832,667        $   4,980,514
Operating Margin (loss)                            (1.1)%               (0.7)%                0.3%                (0.6)%
Operating Income (loss)                   $     (31,461)       $     (18,042)       $      14,728        $     (30,475)
Net Income (loss)                         $     (43,856)       $     (31,821)       $     (28,087)       $     (39,330)
Earnings (loss) per share -
 basic                                    $       (0.09)       $       (0.06)       $       (0.05)       $       (0.08)
Earnings (loss) per share -
 diluted                                  $       (0.09)       $       (0.06)       $       (0.05)       $       (0.08)


PRO FORMA FINANCIAL PERFORMANCE IN THE SECOND QUARTER

For the second quarter ended March 27, 2004, Sanmina-SCI reported revenues of $2.86 billion, an increase of 17%, from $2.44 billion in the second quarter ended March 29, 2003. Pro forma net income for the second quarter this year was $26.6 million, or $0.05 pro forma diluted earnings per share, compared to pro forma net income of $1.1 million, or $0.00 pro forma diluted earnings per share for the same period a year ago. Pro forma financial results do not include restructuring, integration, impairment, other infrequent or unusual items and non-cash interest and amortization expense.

Cash provided by operations was approximately $46 million for the second quarter. At March 27, 2004, the Company reported $1.1 billion in cash and short-term investments. At quarter-end, the Company reported a current ratio of 2.0, working capital of $2.1 billion and shareholders' equity of $3.3 billion.

Jure Sola, Chairman and Chief Executive Officer of Sanmina-SCI, said, "In reviewing this quarter, which traditionally is a seasonally slow time for the EMS industry, we are encouraged by the improved revenues we are seeing in our target markets of communications infrastructure, medical, defense and industrial. The revenue increase in these faster growing markets resulted in a more favorable mix of business in high-end, complex-product programs. We believe our strengthening performance in these sectors validates our customer-focused initiative of emphasizing key end-markets and providing complete end-to-end manufacturing solutions. The high-end programs also helped to improve Sanmina-SCI's operating margin this quarter.

"Looking forward we remain optimistic that we will achieve our strategic growth goals. Our revenue outlook reflects increasing momentum as the economy in our end-markets recovers. We expect our operating margins to continue to improve helped by our optimization of our manufacturing operations and expanding customer relationships. Customers who are striving to be industry leaders are increasingly taking advantage of our cost-effective, comprehensive portfolio of end-to-end manufacturing capabilities and our commitment to flawless execution. By leveraging our key strengths in support of our customers, Sanmina-SCI is well positioned for expanding growth and profitability," Sola concluded.

COMPANY OUTLOOK

Sanmina-SCI projects third quarter fiscal 2004 revenue to be approximately $2.9 billion to $3.1 billion, and pro forma diluted earnings per share to be between $0.05 to $0.07 before integration, restructuring and impairment charges, other infrequent or unusual items and non-cash interest and amortization expense.

                                     -more-

PRESS RELEASE

Sanmina-SCI Corporation
April 20, 2004
Page 3


PRO FORMA FINANCIAL INFORMATION

In addition to disclosing operating results determined in accordance with generally accepted accounting principles (GAAP), Sanmina-SCI also provides pro forma operating results that exclude certain items. Management utilizes pro forma operating results as a performance measure and furnishes the information in order to provide investors with additional information to analyze the Company's operating results and facilitate period-to-period comparisons.

COMPANY CONFERENCE CALL INFORMATION

Sanmina-SCI will be holding a conference call regarding this announcement on Tuesday, April 20, 2004 at 5:00 p.m. EDT (2:00 p.m. PDT). The access numbers are: domestic 877-273-6760 and international: 706-634-6605. The conference will be broadcast live over the Internet. Log onto the live webcast at http://www.firstcallevents.com/service/ajwz402984758gf12.html. Additional information in the form of a slide presentation is available by logging onto Sanmina-SCI's website at www.sanmina-sci.com. A replay of today's conference call will be available for 48-hours. The access numbers are: domestic 800-642-1687 and international: 706-645-9291, access code: 6513899.

ABOUT SANMINA-SCI

Sanmina-SCI Corporation (NASDAQ: SANM) is a leading electronics contract manufacturer serving the fastest-growing segments of the global electronics manufacturing services (EMS) market. Recognized as a technology leader, Sanmina-SCI provides end-to-end manufacturing solutions, delivering unsurpassed quality and support to large OEMs primarily in the communications, defense and aerospace, industrial and medical instrumentation, computer technology and multimedia sectors. Sanmina-SCI has facilities strategically located in key regions throughout the world. Information about Sanmina-SCI is available at www.sanmina-sci.com.

SANMINA-SCI SAFE HARBOR STATEMENT

The foregoing, including the discussion regarding the company's future prospects, contains certain forward-looking statements that involve risks and uncertainties, including uncertainties associated with economic conditions in the electronics industry, particularly in the principal industry sectors served by the company, changes in customer requirements and in the volume of sales to principal customers, the ability of Sanmina-SCI to effectively assimilate acquired businesses and achieve the anticipated benefits of its acquisitions, and competition and technological change. The company's actual results of operations may differ significantly from those contemplated by such forward-looking statements as a result of these and other factors, including factors set forth in the company's fiscal year 2003 Annual Report on Form 10-K filed on December 9, 2003 and 10-Q filed on February 9, 2004, with the Securities Exchange Commission.

                           - FINANCIAL TABLES FOLLOW -

                                     -more-

                                                              SANMINA - SCI LOGO
PRESS RELEASE

                                 2700 North First Street       Tel: 408-964-3500
                                 San Jose, CA 95134


                           SANMINA - SCI CORPORATION
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)


                                             Three Months Ended March 27, 2004      Three Months Ended March 29, 2003
                                            ------------------------------------  ------------------------------------
                                                           Pro forma                             Pro forma
                                            Pro forma (1) Adjustments   GAAP      Pro forma (1) Adjustments    GAAP
                                            ------------- -----------   ----      ------------- -----------    ----
Net sales                                    $2,862,386   $     --    $2,862,386  $2,443,553           --    2,443,553
Cost of sales                                 2,717,287         --     2,717,287   2,338,830           --    2,338,830
                                             ----------   --------    ----------  ----------     --------   ----------
   Gross profit                                 145,099         --       145,099     104,723           --      104,723

Operating expenses:
   Selling, general and administrative           81,304         --        81,304      74,223           --       74,223
   Research and development                       7,020         --         7,020       3,002           --        3,002
   Amortization of intangibles                       --      2,281         2,281                    1,628        1,628
   Integration costs                                 --      2,051         2,051          --        3,963        3,963
   Restructuring costs                               --     83,904        83,904          --       39,949       39,949
                                             ----------   --------    ----------  ----------     --------   ----------
     Total operating expenses                    88,324     88,236       176,560      77,225       45,540      122,765
                                             ----------   --------    ----------  ----------     --------   ----------
Operating income (loss)                          56,775    (88,236)      (31,461)     27,498      (45,540)     (18,042)

Other income (expense), net                     (20,310)    (6,013)      (26,323)    (25,828)      (3,624)     (29,452)
                                             ----------   --------    ----------  ----------     --------   ----------
Income (loss) before provision for
income taxes                                     36,465    (94,249)      (57,784)      1,670      (49,164)     (47,494)

Provision (benefit) for income taxes              9,846    (23,774)      (13,928)        551      (16,224)     (15,673)
                                             ----------   --------    ----------  ----------     --------   ----------
Net income (loss)                            $   26,619   $(70,475)   $  (43,856) $    1,119     $(32,940)  $  (31,821)
                                             ==========   ========    ==========  ==========     ========   ==========

Earnings (loss) per share:
   Basic                                     $     0.05                    (0.09) $       --                $    (0.06)
   Diluted                                   $     0.05                    (0.09) $       --                $    (0.06)

Shares used in computing per share amounts:

   Basic                                        514,924                  514,924     509,735                   509,735
   Diluted                                      533,465                  514,924     511,726                   509,735



(1) Pro forma results of operations exclude restructuring and integration costs, impairment and other infrequent or unusual charges and non-cash interest and amortization expense.

                                                              SANMINA - SCI LOGO
PRESS RELEASE


                                 2700 North First Street       Tel: 408-964-3500
                                      San Jose, CA 95134


                            SANMINA - SCI CORPORATION
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)


                                              Six Months Ended March 27, 2004       Six Months Ended March 29, 2003
                                           ------------------------------------  ------------------------------------
                                                          Pro forma                            Pro forma
                                           Pro forma (1) Adjustments   GAAP      Pro forma (1) Adjustments    GAAP
                                           ------------- -----------   ----      ------------- -----------    ----
Net sales                                   $5,832,667   $      --   $5,832,667   $4,980,514         --    $4,980,514
Cost of sales                                5,546,377          --    5,546,377    4,766,834         --     4,766,834
                                            ----------   ---------   ----------   ----------   --------    ----------
   Gross profit                                286,290          --      286,290      213,680         --       213,680

Operating expenses:
   Selling, general and administrative         158,350          --      158,350      155,324         --       155,324
   Research and development                     13,919          --       13,919        5,193         --         5,193
   Amortization of intangibles                      --       4,401        4,401           --      3,237         3,237
   Integration costs                                --       3,782        3,782           --      6,359         6,359
   Restructuring costs                              --      91,110       91,110           --     74,042        74,042
                                            ----------   ---------   ----------   ----------   --------    ----------
    Total operating expenses                   172,269      99,293      271,562      160,517     83,638       244,155
                                            ----------   ---------   ----------   ----------   --------    ----------
Operating income (loss)                        114,021     (99,293)      14,728       53,163    (83,638)      (30,475)

Other income (expense), net                    (41,736)    (12,002)     (53,738)     (41,384)    13,158       (28,226)
                                            ----------   ---------   ----------   ----------   --------    ----------
Income (loss) before provision for income
taxes                                           72,285    (111,295)     (39,010)      11,779    (70,480)      (58,701)

Provision (benefit) for income taxes            19,516     (30,439)     (10,923)       3,887    (23,258)      (19,371)
                                            ----------   ---------   ----------   ----------   --------    ----------
Net income (loss)                           $   52,769   $ (80,856)  $  (28,087)  $    7,892   $(47,222)   $  (39,330)
                                            ==========   =========   ==========   ==========   ========    ==========
Earnings (loss) per share:
   Basic                                    $     0.10               $    (0.05)  $     0.02               $    (0.08)
   Diluted                                  $     0.10               $    (0.05)  $     0.02               $    (0.08)

Shares used in computing per share
 amounts:

   Basic                                       514,152                  514,152      509,651                  509,651
   Diluted                                     529,911                  514,152      511,191                  509,651



(1) Pro forma results of operations exclude restructuring and integration costs, impairment and other infrequent or unusual charges and non-cash interest and amortization expense.

                                                              SANMINA - SCI LOGO
PRESS RELEASE


                                 2700 North First Street       Tel: 408-964-3500
                                 San Jose, CA 95134


                            SANMINA - SCI CORPORATION
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)
                                     (GAAP)

                                                                              March 27,          September 27,
                                                                                 2004                2003
                                                                              ----------          ----------
                                                                             (Unaudited)         (Derived from
                                                                                               audited financials)
ASSETS
Current assets:
              Cash and short-term investments                                 $1,128,505          $1,082,988
              Accounts receivable, net                                         1,544,232           1,576,392
              Inventories, net                                                 1,165,231             977,799
              Deferred income taxes                                              428,308             421,478
              Prepaid and other current assets                                    92,109             109,862
                                                                              ----------          ----------

                          Total current assets                                 4,358,385           4,168,519

Property, plant and equipment, net                                               844,979             902,868
Goodwill                                                                       2,236,896           2,223,422
Long-term investments                                                             27,817              15,614
Deposits and other                                                               156,978             139,833
                                                                              ----------          ----------

                          Total assets                                        $7,625,055          $7,450,256
                                                                              ==========          ==========


LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
              Current portion of long-term debt                               $    1,256          $    3,489
              Accounts payable                                                 1,713,047           1,506,998
              Accrued liabilities and other                                      347,571             394,906
              Accrued payroll and related benefits                               166,997             130,660
                                                                              ----------          ----------

                          Total current liabilities                            2,228,871           2,036,053

Long-term liabilities:
              Convertible subordinated debentures                              1,116,107           1,103,537
              Long-term debt                                                     813,865             822,093
              Deferred income taxes                                               89,334              90,294
              Other                                                               72,876              75,025

Total stockholders' equity                                                     3,304,002           3,323,254
                                                                              ----------          ----------
                          Total liabilities and stockholders' equity          $7,625,055          $7,450,256
                                                                              ==========          ==========

                                                              SANMINA - SCI LOGO
PRESS RELEASE


                                 2700 North First Street       Tel: 408-964-3500
                                 San Jose, CA 95134

                           SANMINA - SCI CORPORATION
                            FORWARD LOOKING GUIDANCE
                        THREE MONTHS ENDED JUNE 26, 2004
                     (IN BILLIONS, EXCEPT PER SHARE AMOUNTS)


Net sales                                               $2.90 - $3.10
Pro forma earnings per share (1)                        $0.05 - $0.07

(1) Forward looking guidance for the quarter ended June 26, 2004 is provided only on a pro forma basis. The comparable GAAP earnings or loss per share amount is not accessible due to inherent difficulties in predicting certain expenses and gains affecting GAAP earnings or loss, such as the amount and timing of Sanmina-SCI's restructuring costs, as well as debt security repurchases, if any, that could result in gains or losses reported in GAAP earnings.